UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 7, 2005

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Items To Be Included In This Report

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the regularly scheduled meeting of the Board of Directors of the Company held on November 15, 2005, the Company’s Bylaws were amended to change the date of the annual meeting of shareholders as set forth below.

Article II, Section 1 of the Bylaws is amended to read, in its entirety, as follows:

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Tuesday in the month of May in each year, at such hour or on such other day as shall be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of the principal office of the Corporation, such meeting shall be held on the next succeeding business day. The Chairman of the Annual Meeting shall have sole and final authority to rule on any and all matters of procedure coming before the meeting and shall have the right to limit discussion on any matter.

These amendments to the Company’s Bylaws became effective upon adoption by the Board of Directors on November 16, 2005, and acknowledgment by the West Virginia Division of Banking on December 7, 2005. Prior to adoption of these amendments, the Company’s Bylaws provided for an annual meeting of shareholders on the third Tuesday in April of each year, or on such other date as set by the Board of Directors.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

December 7, 2005	MVB Financial Corp.

	By:	/s/ James R. Martin
James R. Martin
President